EXHIBIT 99.1



                                 PROMISSORY NOTE
                                -----------------
$100,000.00
                                                            Scottsdale , Arizona
                                                                March ____, 2010

         FOR VALUE RECEIVED, the undersigned, Alanco Technologies, Inc., an Arizona corporation ("Maker"), promises to pay to the order of Robert R. Kauffman ("Holder"), in lawful money of the United States of America, the principal sum of One Hundred Thousand and no/100ths Dollars ($100,000.00), together with interest thereon as described below, as follows:

         A. Interest shall accrue upon the outstanding principal balance of this Note from the date hereof until all principal is paid in full at the rate of twelve (12%) percent per annum, and be payable on the last day of each month hereafter, commencing March 31, 2010

         B. All principal and accrued unpaid interest shall be due in full and paid within thirty (30) days following written demand for such payment by the Holder (the "Maturity Date").

         If payment at the Maturity Date is not paid when due, the entire outstanding principal balance shall bear interest at a rate (the "Default Rate") which shall be five (5%) percent per annum in excess of the regular rate of interest shown above, such interest being due from the due date of the delinquent payment until the date of receipt by Holder of the delinquent payment.

         Maker may prepay this Note, in part or in full, without a prepayment penalty. Sums so prepaid may not be re-borrowed.

         Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to unpaid collection costs, late charges and other charges, and any remaining amount to principal.

         It is agreed that time is of the essence hereof. The Maker waives all applicable diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, and of maturity

         The Maker agrees to pay all costs of collection, including reasonable attorneys' fees and all costs of suit, in case the unpaid principal sum of this Note, or any payment thereon, is not paid when due, or in case it becomes necessary to protect the security for the indebtedness evidenced hereby, or for the foreclosure by Holder of any security for this Note, or in the event Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a Bankruptcy Court or other legal proceedings.

         Whenever used herein, the words "Maker" and "Holder" shall be deemed to include their respective heirs, personal representatives, and permitted successors and assigns.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

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         Events of Default. Each of the following will constitute an event of default ("Event of Default") under this Note:

         Maker's failure to pay interest when due and all principal and accrued unpaid interest due on the Maturity Date.

         Maker's failure in the performance of any of the terms, agreements, covenants or conditions contained in this Note, which failure shall not have been cured within any applicable grace period.

         Maker's (i) assignment for the benefit of its creditors, or (ii) application for, consent to or acquiescence in, the appointment of a trustee, receiver or other custodian for Maker, the property of the Maker or any part thereof, or in the absence of any application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for Maker or substantial part of the property of Maker, which appointment is not discharged within forty-five (45) days.

         The commencement of any case under Title 11 of the Untied States Code or any other bankruptcy, reorganization, receivership, custodianship, or similar proceeding under any state of federal law by or against Maker, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within sixty (60) days of the filling thereof.

         The termination or dissolution of Maker.

         Preference Payments. Maker agrees that, to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (a "Preferential Payment"), then the indebtedness of Maker and any other party liable under this Note shall continue or shall be reinstated, as the case may be, and the obligation underlying such Preferential Payment shall be revived and continue in full force and effect as if no Preferential Payment had been made.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.


ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By: _____________________________
    John A. Carlson
    Chief Financial Officer